EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-06547 and No. 333-69290 on Form S-8 of Farmstead Telephone Group, Inc. of our report dated February 21, 2002, appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2001.



DISANTO BERTOLINE & COMPANY, P.C.
Glastonbury, Connecticut
March 22, 2002


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